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                                                                   EXHIBIT 23.2
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                    Consent of Independent Public Accountants


As independent public accountants, we hereby consent to (A) the incorporation by reference in this registration statement of (i) our reports dated January 31, 1996 included in CFI ProServices, Inc.'s Form 10-K for the year ended December 31, 1995, and (ii) our report dated June 1, 1996 on Input Creations, Inc.'s financial statements for the year ended December 31, 1995, included in CFI ProServices, Inc.'s Form 8-K/A-1 dated June 14, 1996, and to (B) all references to our firm included in this registration statement.


                                                        /s/ Arthur Andersen LLP
Portland, Oregon
August 20, 1996

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